Exhibit 5.1
Sharon D. Mitchell, Attorney at Law
1357 N Bywood
Clawson, Michigan 48017
(248) 515-6035 sharondmac@att.net
(760) 369-3350 (Facsimile)
MAILING ADDRESS:  57492 ONAGA TRAIL
 YUCCA VALLEY, CALIFORNIA 92284

28 April 2008

Mr. Daniel Mendes
President
DRS Inc.
16504 9th Avenue, Suite 205
Mill Creek, Washington 98012

Re: Form S-1 Registration Statement

Dear Mr. Mendes:

You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of DRS Inc. (the "Company") covered by a Form SB-2  Registration Statement, (the "Registration Statement"), filed with the Securities and Exchange Commission for the  purpose of registering such securities under the Securities Act of 1933:

1.	1,868,268 shares of common stock, $0.001 par value (the "Shares").
2.	3,000,000 shares of common stock, $0.001 par value (“Common Stock”)
3.	3,361,600 shares of common stock underlying options , $0.001 par value (“Warrants”)

In connection with this opinion, we have examined the corporate records of the Company, including the Company's Certificate of Incorporation, Bylaws, and the Minutes of its Board of Directors, the Registration Statement and Prospectus, the documents underlying the Options , and such other documents and records as we deemed relevant in order to render this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such copies.

Based on the forgoing and in reliance thereon, and subject to the qualification and limitations set forth below, we are of the opinion that the Company is duly organized in the State of Nevada, validly existing and in good standing as a corporation under the laws of the State of Nevada.

Mr. Daniel Mendes
President, DRS Inc.
28 April 2008
Page Two

Further, it is our opinion that all of the Shares described in this S-1 Registration Statement, when issued in accordance with the terms and conditions set forth in the Registration Statement, have been duly authorized, validly issued, fully paid and non-assessable.

Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above. The foregoing opinions relate only to matters of the internal law of the State of Nevada without reference to conflict of laws and to matters of federal law, and we do not purport to express any opinion on the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission  as  an  exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal  Matters" in the Prospectus  constituting  a part of such Registration Statement.

With best regards,

Sharon D. Mitchell
/s/ Sharon D. Mitchell, Attorney at Law